Exhibit 23

                          Consent of Experts & Counsel

For consent of counsel see Exhibit 5.

                    Consent of Independent Public Accountants

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Digitalpreviews.com, Inc., of our report dated January 20, 2000, relating to the December 31, 1999 financial statements of Digitalpreviews.com, Inc., and of our report dated January 31, 2000 relating to the December 31, 1999 financial statements of Dialaclass.com, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

Pritchett, Siler & Hardy, P.C.
Salt Lake City, Utah
September 1, 2000